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                                                                    Exhibit 99.1
(SHPI(R) LOGO)

               SPECIALIZED HEALTH PRODUCTS INTERNATIONAL, INC. AND
              THE MED-DESIGN CORPORATION ANNOUNCE MERGER AGREEMENT

    TRANSACTION CREATES LEADING TECHNOLOGY PROVIDER OF SAFETY MEDICAL NEEDLES

BOUNTIFUL, UTAH AND VENTURA, CALIF. - NOVEMBER 22, 2005 - Specialized Health Products International, Inc. ("SHPI") (OTCBB: SHPI) and The Med-Design Corporation ("Med-Design") (NASDAQ: MEDC) today announced plans to merge to create a leading provider of technology for safety medical needles.

"By combining these two independently growing technology companies into one stronger, more efficient entity, we expect to expand our presence in safety medical needles and create new opportunities to drive profitable growth," said Jeff Soinski, President and CEO of SHPI. "We expect to achieve significant cost-savings as a result of the merger. Due to our significant overlap in capabilities, personnel and corporate and operational infrastructure, we anticipate being able to reduce our combined annual expenses by approximately $4 million to $5 million, or approximately 70% to 85% of Med-Design's stand-alone expenses on an annual basis. The combination will also provide us with reliable new revenue streams, significant additional cash, and an expanded pipeline of new products. We expect the combined company to be profitable and generate positive cash flow in 2006."

Under the merger agreement, stockholders of Med-Design will collectively receive equity of SHPI equal to approximately 33% of the shares outstanding of the combined company following the merger. This percentage will be subject to adjustments based upon Med-Design's cash net of transaction expenses and certain other liabilities as of November 30, 2005, with the percentage to be adjusted upward or downward to the extent that the net cash is more than or less than $8 million. The exchange ratio per share will be determined after any such adjustments are made.

The Boards of Directors of both companies have unanimously approved the merger agreement and will recommend that their stockholders vote in favor of the transaction. The merger is anticipated to close no later than the first quarter of 2006, subject to the approval of stockholders of each company and customary closing conditions. SHPI will capitalize costs related to the transaction. The merger is intended to qualify as a tax-free reorganization.

Vincent Papa, Chairman of the Med-Design Board of Directors, said, "This combination creates the opportunity to build significant value for both companies' stockholders. The Med-Design Board is pleased that this stock-for-stock transaction allows Med-Design stockholders to participate in the potential upside as these two independently growing companies are combined into a new and highly efficient competitor."

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INTEGRATION DETAILS

Jeff Soinski, President and CEO of SHPI, will continue as President and CEO of the combined company. The Board of Directors of the combined company will be comprised of six members of the current SHPI Board of Directors, including Mr. Soinski, and two members of Med-Design's current Board of Directors. The Chairman of the Board of Directors will be Guy Jordan, Ph.D., the current Chairman of the Board of SHPI. Dr. Jordan retired in 2002 as Group President for C.R. Bard, Inc. The combined company will be headquartered in Bountiful, Utah.

For the 12 months ended September 30, 2005, on a combined basis, the companies reported revenue of $9.8 million. Med-Design generated revenues of $3.2 million in the 12 months ended September 30, 2005 with approximately one-third of those revenues coming from Med-Design's licensing agreements with BD (Becton, Dickinson and Company).

SHPI and Med-Design, on a combined basis for this same period, reported operating expenses of $11.4 million, of which $5.7 million was reported by Med-Design.

The two companies reported combined cash, cash equivalents and short term investments of approximately $11.7 million at September 30, 2005, with Med-Design accounting for $10.9 million of this total.

"We believe both companies are in the early stages of realizing the long term benefits of their commercialized patented technologies," said Mr. Soinski. "With a strengthened cash position and the ability to leverage our expanded intellectual property portfolio and new product pipeline, we anticipate that this merger will enable us to more rapidly enter new markets and accelerate our growth over the next several years."

Mr. Soinski continued, "With Med-Design's SafeStep(TM) safety Huber needle and SHPI's two safety Huber needle entries; the combined company will be the largest technology player in the safety Huber needle market. In addition, the combined company will have three complementary platform technologies, which together provide proprietary safety solutions for virtually all segments of the overall medical needle category. Several of these product applications are already the subject of active license or development and OEM supply agreements with some of the leading healthcare companies in the world, including BD, Tyco Healthcare, Bard Access Systems, Merit Medical Systems, and TAP Pharmaceutical Products. We expect that the combined strength of our two companies will enable us to be even stronger partners under our existing agreements and provide the opportunity to seek new business development opportunities."

PLANS FOR NAME CHANGE, STOCK LISTING

If approved by SHPI stockholders, in conjunction with the closing of the transaction, the combined company will change its name to Salus Medical, Inc. Salus is a Latin word which translates to "health, safety, well-being" in English. Med-Design will become a wholly owned subsidiary of Salus Medical, Inc.

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After the closing of the merger, the company intends to take the necessary actions to apply for a Nasdaq listing under a new stock symbol. There are no guarantees that such actions will be successful or that a Nasdaq listing will be gained. Until such application is approved or the company discloses otherwise, the company will continue to be traded on the OTC Bulletin Board under the symbol "SHPI".

Asante Partners LLC acted as financial adviser to SHPI and rendered a fairness opinion to the SHPI Board of Directors related to this transaction.

The Spartan Group LLC acted as financial adviser to Med-Design and rendered a fairness opinion to the Med-Design Board of Directors related to this transaction.

MED-DESIGN LISTING

Med-Design also stated that, following a hearing before a Nasdaq Listing Qualifications Panel, Med-Design was advised on November 21, 2005 that its listing will be transferred from the Nasdaq National Market to the Nasdaq Capital Market on November 23, 2005. Although Med-Design sought, and obtained, stockholder approval to effect a reverse stock split, Med-Design determined that, to avoid administrative complications in the context of the pending merger transaction, it would not effect the reverse stock split.

CONFERENCE CALL

SHPI and Med-Design will host a joint conference call to discuss the merger today, Tuesday, November 22, at 4:30 p.m. Eastern time. Investors can listen to the conference call live by dialing (800) 230-1085 in the U.S. and (612) 288-0329 internationally. In addition, the call will be broadcast live over the internet hosted at www.shpi.com under "webcast" and will be archived online within one hour after completion of the call. A replay of the call will be available for one week after the event by dialing (800) 475-6701 in the U.S. and
(320) 365-3844 internationally and entering access code: 804996.

ADDITIONAL INFORMATION

In connection with the proposed merger, SHPI intends to file with the Securities and Exchange Commission ("SEC") a Registration Statement on Form S-4 that will include a joint proxy statement/prospectus and other relevant materials in connection with the proposed merger.

INVESTORS AND SECURITY HOLDERS OF SHPI AND MED-DESIGN ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND THE OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT SHPI, MED-DESIGN, AND THE MERGER.

The joint proxy statement/prospectus and other relevant materials (when they become available), and any other documents filed by SHPI or Med-Design with the SEC, may be obtained free of charge at the SEC's website at www.sec.gov. In addition, investor and security holders may obtain free copies of the documents (when they become available) filed with the

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SEC by SHPI by directing a request to: Specialized Health Products
International, Inc., 585 West 500 South, Bountiful, Utah 84010, Attn: Investor Relations. Investors may obtain free copies of the documents (when they become available) filed with the SEC by Med-Design by directing a request to: The Med-Design Corporation, 2810 Bunsen Avenue, Ventura, California 93003, Attn:
Investor Relations.

SHPI, Med-Design and their respective executive officers and directors may be deemed to be participants in the solicitation of proxies from the stockholders of SHPI and Med-Design in favor of the merger. Information about the executive officers and directors of SHPI and their ownership of SHPI common stock is set forth in SHPI's Form 10-KSB for the fiscal year ended December 31, 2004, which was filed with the SEC on March 9, 2005. Information about the executive officers and directors of Med-Design and their ownership of Med-Design's common stock is set forth in Med-Design's Form 10-K/A for the fiscal year ended December 31, 2004, which was filed with the SEC on May 2, 2005. Investors and security holders may obtain more detailed information regarding the direct and indirect interests of SHPI, Med-Design and their respective executive officers and directors in the merger by reading the joint proxy statement/prospectus regarding the merger when it becomes available.

ABOUT SPECIALIZED HEALTH PRODUCTS INTERNATIONAL, INC.

SHPI is a leading developer, manufacturer and marketer of proprietary disposable medical devices for clinician and patient safety. Our innovative safety devices are designed to maximize the efficiency and quality of healthcare, while minimizing the risk of accidental needlesticks. Through proprietary design and manufacturing processes, we have developed multiple products based upon two primary patented technology platforms, FlexLoc(R) and SecureLoc(TM), which apply to virtually all medical needles used today. We manufacture and market certain products, including the LiftLoc(R) and MiniLoc(TM) Safety Infusion Sets, under our own label. We license or supply other products to leading manufacturers and marketers in the global disposable medical products industry. For more information on SHPI, visit our web site at www.shpi.com

ABOUT THE MED-DESIGN CORPORATION

The Med-Design Corporation engages in the design, development, licensing, and subcontract manufacturing of safety medical devices intended to reduce the incidence of accidental needle sticks. It offers hypodermic syringes; injectors used to inject drugs and other fluids into the body from a pre-filled cartridge, vial, or carpule; fluid collection devices used to draw blood or other fluids from the body; venous and arterial access devices; and specialty safety devices for needle-based and other applications. The company licenses its patented technologies used in the areas of injection syringe, IV catheters, and blood collection. In addition, Med-Design has developed a dual chamber pharmaceutical mixing device used to package, store, and mix pre-filled pharmaceutical compounds; and manufactures and markets a safety Huber needle used for percutaneous connection to implanted vascular access ports for the infusion of chemotherapeutic agents. The company was incorporated in 1994 and is headquartered in Ventura, California. For more information on Med-Design, you may access The Med-Design Corporation web site at www.med-design.com

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This news release contains forward-looking statements within the meaning of the
Securities Act of 1933 and the Securities Exchange Act of 1934, as amended. Such statements include the quotes of Mr. Soinski and Mr. Papa, statements relating to the expected benefits of the proposed merger and other statements that are not historical facts, including any implied statements about the future performance of the combined company. Such statements are subject to certain risks and uncertainties, and actual circumstances, events or results may differ materially from those projected in such forward-looking statements. Factors that could cause or contribute to differences include, but are not limited to, the risk that SHPI's pending acquisition of Med-Design may not be completed when expected, or at all, and risks related to: the integration of SHPI and Med-Design; the generation of royalty revenues from licensees; expected profitability and cash flow, which may never materialize; any uncertainty surrounding the acquisition and the costs related to the acquisition; SHPI's ability to reduce expense and achieve expected cost savings; delay in the introduction and market acceptance of new products; SHPI's ability to enforce and continue to develop its intellectual property rights, including rights licensed from third parties; patents may exist of which SHPI is not aware, or existing patents may provide benefits to third parties beyond those anticipated by SHPI; SHPI's ability to meet its capital requirements; the overall industry environment; acceptance of SHPI's new products; further approvals of regulatory authorities; adverse court rulings; production and/or quality control problems; competitive pressures; and general economic conditions. For a discussion of these and other factors which may cause actual events or results to differ from those projected, please refer to SHPI's and Med-Design's most recent annual reports on Form 10-KSB/10-K and quarterly reports on Form 10-QSB/10-Q, as well as other subsequent filings with the Securities and Exchange Commission. SHPI and Med-Design caution readers not to place undue reliance on any forward-looking statements. SHPI and Med-Design do not undertake, and specifically disclaim any obligation, to update or revise such statements to reflect new circumstances or unanticipated events as they occur.

Contacts:
Specialized Health Products International, Inc.
Paul S. Evans
Tel: 801-298-3360
pevans@shpi.com

The Med-Design Corporation
David Dowsett
Tel: 805-339-0375
ddowsett@med-design.com